UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2016

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06 Material Impairments

Exelon Generation Company, LLC (Generation), through subsidiaries, has invested as a non-operator in the development, exploration, and harvesting of oil, natural gas and natural gas liquids properties (Upstream). Generation’s upstream subsidiary, CEU Holdings, LLC (CEUH), entered into a 5-year reserve based lending agreement (RBL) in July 2011. In January 2014, the RBL was amended and extended through January 2019. Pursuant to the RBL, as of December 31, 2015, CEUH borrowed $68 million secured by $187 million of Upstream assets. The RBL debt is without recourse to Generation, Exelon Corporation (Exelon) or any Exelon entity beyond CEUH, its subsidiaries and the Upstream assets.

The borrowing base committed under the RBL was $85 million as of December 31, 2015. The commitment level can be increased or decreased by the lenders based on the value of the underlying assets. The value of the borrowing base is impacted by projected production and commodity prices.

In February 2016, as part of their semi-annual borrowing base re-determination testing, the RBL lenders notified CEUH that the RBL borrowing base was decreased to $45 million, resulting in a “borrowing base deficiency” under the RBL of $23 million. Given the decline in value of the Upstream assets resulting from lower commodity prices, CEUH chose not to provide the lenders with a formal plan for curing the borrowing base deficiency by March 31, 2016, as was required by the RBL. The lenders have sent CEUH a notice of event of default and demand for cure. CEUH is currently in discussions with the lenders regarding the resolution of the matter, including negotiating a forbearance agreement that would provide for the sale of Upstream assets in order to wind down the Upstream business of CEUH and its subsidiaries. Consistent with these discussions, the RBL lenders have not yet accelerated the debt outstanding under the RBL. The ultimate resolution of this matter has no direct effect on any Exelon or Generation credit facilities or other debt of an Exelon entity.

Generation will perform an impairment assessment as a result of these events as of March 31, 2016 and expects to record a non-cash impairment charge for the difference between the book value and the fair value of the Upstream assets in its financial results for the first quarter of 2016. The impairment charge is currently expected to be in the range of $115 - $135 million on a pretax basis, which will be excluded from Generation’s adjusted (non-GAAP) operating earnings.

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Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer Exelon Generation Company, LLC

April 5, 2016